Exhibit 4.4

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of January 6, 2021 by and among:

(1)                                 Smart Share Global Limited, a company incorporated under the laws of the Cayman Islands (the “Company”);

(2)                                 Smart Share International Limited, a limited liability company incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) (the “HK Subsidiary”);

(3)                                 Zhixiang Technology (Shanghai) Co., Ltd. (挚享科技(上海)有限公司), a wholly foreign-owned enterprise established under the laws of the People’s Republic of China (the “PRC”, which for the purpose of this Agreement shall not include Hong Kong, Macao Special Administrative Region and Taiwan) (the “PRC Subsidiary”);

(4)                                 Zhicheng Technology (Shanghai) Co. Ltd. (挚成科技(上海)有限公司), a wholly foreign-owned enterprise established under the laws of PRC (the “Zhicheng Technology”);

(5)                                 Shanghai Zhixiang Technology Co., Ltd. (上海挚想科技有限公司), a limited liability company established under the laws of the PRC (the “Domestic Enterprise”, and together with the Company, the HK Subsidiary, the PRC Subsidiary, Zhicheng Technology and any subsidiaries (controlled either by equity or contract or otherwise) of the foregoing, the “Group Companies” and each, a “Group Company”);

(6)                                 each of the persons listed on Exhibit A hereto (collectively, the “Founders” and each, a “Founder”);

(7)                                 Smart Share Holdings Limited, a company incorporated under the laws of the British Virgin Islands (the “Founder Holdco” together with the Founders, collectively the “Founder Parties”, and each, a “Founder Party”);

(8)                                 Smart Share Brothers Holding Limited, a company incorporated under the laws of the British Virgin Islands (the “Employee Holdco”);

(9)                                 Smart Share CGY Holding Limited, a company incorporated under the laws of the British Virgin Islands (the “ESOP Holdco”);

(10)                          each of the entities listed on Exhibit B-1 hereto (collectively, the “Series Seed Investors” and each, a “Series Seed Investor”);

(11)                          each of the entities listed on Exhibit B-2 hereto (collectively, the “Series A Investors” and each, a “Series A Investor”);

(12)                          each of the entities listed on Exhibit B-3 hereto (collectively, the “Series A-1 Investors” and each, a “Series A-1 Investor”); each of the entities listed on Exhibit B-4 hereto (collectively, the “Series B Investors” and each, a “Series B Investor”);

(13)                          each of the entities listed on Exhibit B-5 hereto (collectively, the “Series C Investors” and each, a “Series C Investor”);

(14)                          each of the entities listed on Exhibit B-6 hereto (collectively, the “Series D-1 Investors” and each, a “Series D-1 Investor”).

(15)                          the entity listed on Exhibit B-7 hereto (the “Series D-2 Investor”, collectively with the Series Seed Investors, the Series A Investors, the Series A-1 Investors, the Series B Investors, the Series C Investors and the Series D-1 Investors, the “Investors”, and each, an “Investor”).

RECITALS

A.                                    The Group Companies, the Founder Parties, the ESOP Holdco, the Employee Holdco and the Series Seed Investors are parties to certain Series Seed Preferred Share Purchase Agreement dated as of June 7, 2017 (the “Series Seed Purchase Agreement”) pursuant to which each Series Seed Investor has agreed to purchase from the Company, and the Company has agreed to sell to such Series Seed Investor, certain series seed preferred shares, par value US$0.0001 per share, of the Company (the “Series Seed Preferred Shares”), on the terms and conditions set forth in the Series Seed Purchase Agreement.

B.                                    The Group Companies, the Founder Parties, the ESOP Holdco, the Employee Holdco and the Series A Investors are parties to certain Series A Preferred Share Purchase Agreement dated as of June 9, 2017 (the “Series A Purchase Agreement”), pursuant to which each Series A Investor has agreed to purchase from the Company, and the Company has agreed to sell to such Series A Investor, certain series A preferred shares, par value US$0.0001 per share, of the Company (the “Series A Preferred Shares”), on the terms and conditions set forth in the Series A Purchase Agreement.

C.                                    The Group Companies, the Founder Parties, the ESOP Holdco, the Employee Holdco and the Series A-1 Investors (except for LOFTY TECH LIMITED) are parties to certain Series A-1 Preferred Share Purchase Agreement dated as of September 25, 2017 (the “Series A-1 Purchase Agreement-1”), and the Company, the Founders and LOFTY TECH LIMITED are parties to certain Series A-1 Preferred Share Purchase Agreement dated as of June 14, 2018 (the “Series A-1 Purchase Agreement-2”, collectively with the Series A-1 Purchase Agreement-1, the “Series A-1 Purchase Agreements”), pursuant to which each Series A-1 Investor has agreed to purchase from the Company, and the Company has agreed to sell to such Series A-1 Investor, certain series A-1 preferred shares, par value US$0.0001 per share, of the Company (the “Series A-1 Preferred Shares”), on the terms and conditions set forth in the Series A-1 Purchase Agreements.

D.                                    The Group Companies, the Founder Parties, the ESOP Holdco, the Employee Holdco and the Series B Investors are parties to certain Series B Preferred Share Purchase Agreement dated as of July 27, 2018 (the “Series B Purchase Agreement”), pursuant to which each Series B Investor has agreed to purchase from the Company, and the Company has agreed to sell to such Series B Investor, certain series B preferred shares, par value US$0.0001 per share, of the Company (the “Series B Preferred Shares”), on the terms and conditions set forth in the Series B Purchase Agreement.

E.                                The Group Companies, the Founder Parties, the ESOP Holdco, the Employee Holdco and the Series C Investors are parties to certain Series C Preferred Share Purchase Agreement dated as of September 30, 2019 (the “Series C Purchase Agreement”) and certain Series C-2 Preferred Share Purchase Agreement dated as of December 24, 2019 (the “Series C-2 Purchase Agreement”), pursuant to which each Series C Investor has agreed to purchase from the Company, and the Company has agreed to sell to such Series C Investor, certain series C-1 preferred shares, par value US$0.0001 per share (the “Series C-1 Preferred Shares”), and certain series C-2 preferred shares, par value US$0.0001 per share (the “Series C-2 Preferred Shares”) of the Company (the Series C-1 Preferred Shares together with the Series C-2 Preferred Shares, the “Series C Preferred Shares”) on the terms and conditions set forth in the Series C Purchase Agreement and Series C-2 Purchase Agreement.

F.                                 The Group Companies, the Founder Parties, the ESOP Holdco, the Employee Holdco and the Series D-1 Investors are parties to certain Series D-1 Preferred Share Purchase Agreement dated as of November 23, 2020 (the “Series D-1 Purchase Agreement”), pursuant to which each Series D-1 Investor has agreed to purchase from the Company, and the Company has agreed to sell to such Series D-1 Investor, certain series D-1 preferred shares, par value US$0.0001 per share, of the Company (the “Series D-1 Preferred Shares”) on the terms and conditions set forth in the Series D-1 Purchase Agreement.

G.                               In connection with the consummation of the transactions contemplated by the Series D-1 Purchase Agreement, the Company, the other Group Companies, the Founder Parties, the Employee Holdco, the ESOP Holdco, the Series Seed Investors, the Series A Investors, the Series A-1 Investors, the Series B Investors, the Series C Investors and the Series D-1 Investors entered into a Fourth Amended and Restated Shareholders Agreement dated as of December 10, 2020, as amended from time to time (the “Existing Shareholders Agreement”).

H.                              The Group Companies, the Founder Parties, the ESOP Holdco, the Employee Holdco and the Series D-2 Investor are parties to certain Series D-2 Preferred Share Purchase Agreement dated as of December 31, 2020 (the “Series D-2 Purchase Agreement”), pursuant to which the Series D-2 Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Series D-2 Investor, certain series D-2 preferred shares, par value US$0.0001 per share, of the Company (the “Series D-2 Preferred Shares”, together with the Series D-1 Preferred Shares, the “Series D Preferred Shares”, collectively with the Series Seed Preferred Shares, the Series A Preferred Shares, the Series A-1 Preferred Shares, Series B Preferred Shares, the Series C Preferred Shares and the Series D-1 Preferred Shares, the “Preferred Shares”), on the terms and conditions set forth in the Series D-2 Purchase Agreement.

I.                                   On July 30, 2018, the Company issued a warrant (the “Innoven Warrant”) to Innoven Capital China Pte (“Innoven Capital”) that entitles the holder thereof to purchase certain Series A-1 Preferred Shares on the terms and conditions thereof. Innoven Capital agrees to exercise the Innoven Warrant and the Company shall issue a total of 885,269 Series A-1 Preferred Shares to Innoven Capital upon the Closing under the Series D-2 Purchase Agreement. The Series D-2 Investor and each of certain shareholders of the Company have entered into a Share Purchase Agreement, pursuant to which such certain shareholders agreed to sell to the Series D-2 Investor, and the Series D-2 Investor agrees to purchase from such certain shareholders, 32,761,153 Preferred Shares of the Company in aggregate, which are redesignated into 32,761,153 Series D-2 Preferred Shares of the Company at the Closing under the Series D-2 Purchase Agreement.

J.                                        The Series D-2 Purchase Agreement provides that the execution and delivery of this Agreement by the parties hereto and the substitution of the Existing Shareholders Agreement by this Agreement in its entirety shall be a condition precedent to the consummation of the transactions contemplated thereunder.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto further agree as follows:

1.                                      INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1                               Information and Inspection Rights. The Company covenants and agrees that:

(a)                                 Information Rights. Commencing on the date of this Agreement, for so long as the Preferred Shares or the Ordinary Shares (as defined in the Series D-2 Purchase Agreement, together with the Preferred Shares, collectively the “Shares”, and each, a “Share”) issuable upon conversion of the Preferred Shares held by any Investor is no less than five percent (5%) of the total number of the issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), the Company shall deliver to such Investor:

(i)                                     audited annual consolidated financial statements within ninety (90) days after the end of each fiscal year, prepared in accordance with the United States generally accepted accounting principles (the “US GAAP”) or any other accounting principle acceptable to People Better (as defined below) (for so long as it and Shunwei (as defined below) collectively hold at least 50% of the Series Seed Preferred Shares initially subscribed by them at the closing of the transactions contemplated under the Series Seed Purchase Agreement, or for so long as it and Shunwei collectively hold at least 50% of the Series B Preferred Shares initially subscribed by them at the closing of the transactions contemplated under the Series B Purchase Agreement), HH RSV (as defined below) (for so long as it holds at least 50% of the Series A Preferred Shares initially subscribed by it at the closing of the transactions contemplated under the Series A Purchase Agreement, or for so long as it holds at least 50% of the Series B Preferred Shares initially subscribed by it at the closing of the transactions contemplated under the Series B Purchase Agreement), Beautyworks (as defined below) (for so long as it holds at least 50% of the Series A-1 Preferred Shares initially subscribed by it at the closing of the transactions contemplated under the Series A-1 Purchase Agreement-1), SBVA (as defined below) (for so long as it holds at least 50% of the Series C Preferred Shares initially subscribed by it at the closing of the transactions contemplated under the Series C Purchase Agreement), CMC (as defined below) (for so long as it holds at least 50% of the Series D-1 Preferred Shares initially subscribed by it at the Initial Closing under the Series D1 Purchase Agreement) and, Alibaba (as defined below) (for so long as it holds at least 50% of the Series D-2 Preferred Shares held by it immediately after the Closing under the Series D-2 Purchase Agreement) (collectively, the “Preferred Majority”) by a “Big Four” accounting firm or an internationally reputable accounting firm mutually agreed upon by the Preferred Majority and the Company;

(ii)                                  unaudited annual consolidated financial statements within sixty (60) days after the end of each fiscal year, prepared in accordance with the US GAAP or any other accounting principle acceptable to the Preferred Majority;

(iii)                               unaudited quarterly consolidated financial statements within thirty (30) days after the end of each fiscal quarter, prepared in accordance with the US GAAP or any other accounting principle acceptable to the Preferred Majority;

(iv)                              unaudited monthly consolidated financial statements within ten (10) days after the end of each month, prepared in accordance with the US GAAP or any other accounting principle acceptable to the Preferred Majority;

(v)                                 an annual consolidated budget and annual business plan for the following fiscal year, not later than forty-five (45) days prior to the end of each fiscal year;

(vi)                              a monthly progress report in form and substance satisfactory to the Investors;

(vii)                           copies of all documents or other information sent to any other shareholder of the Company; and

(viii)                        upon written request by any Investor, such other information as such Investor shall reasonably request (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to the Investors pursuant to this Section 1.1(a) shall include a balance sheet as of the relevant cut-off date, an income statement and a statement of cash flows for the relevant period. And for so long as any Investor holds any Shares in the Company, the Company shall deliver to such Investor the item (vi) mentioned above in this Section 1.1(a).

(b)                                 Inspection Rights. Commencing on the date of this Agreement, for so long as the Preferred Shares or the Ordinary Shares issuable upon conversion of the Preferred Shares held by any Investor is no less than five percent (5%) of the total number of the issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), such Investor shall have the right to inspect the facilities, records and books of each Group Company at any time during regular working hours upon reasonable prior notice to such Group Company, including, without limitation, discussing the business, operations and conditions of such Group Company with its directors, officers, employees, accountants, legal counsel and other professional advisors (the “Inspection Rights”).

(c)                                  Termination of Information and Inspection Rights. The foregoing Information Rights and Inspection Rights shall terminate upon the completion of a firmly underwritten public offering of the Ordinary Shares on the Main Board of Hong Kong Stock Exchange, New York Stock Exchange, or NASDAQ Global Market, which has been prior approved by the Preferred Majority with the gross proceeds to the Company of at least US$150,000,000 and with an offering price that implies a market capitalization of the Company immediately prior to such offering of at least US$1,720,000,000, or in a similar public offering of the Ordinary Shares of the Company which results in the Ordinary Shares trading publicly on another internationally recognized major securities exchange provided that such offering satisfies the foregoing gross proceeds and market capitalization requirements (a “Qualified Public Offering”).

(d) Suspension of Information and Inspection Rights. Notwithstanding any other provision of this Section 1.1, if the Company enters into the process of preparing for a Qualified Public Offering and is required by the applicable governmental, regulatory authority, laws, or regulations in connection with the Qualified Public Offering, and/or otherwise advised by the Company’s underwriters, accountants, legal counsels as necessary for the consummation of the Qualified Public Offering, to suspend all periodic updates to the Investors in connection with the business, financial and any other information of the Company, the Company is entitled to suspend such updates (but only to the extent so required and/or advised) until such suspension is no longer required or necessary; provided that, for the avoidance of doubt, the Company shall resume all such updates if (i) the Company fails to consummate such Qualified Public Offering within nine (9) months, (ii) the Qualified Public Offering is rejected by the applicable stock exchange, or (iii) the Qualified Public Offering has been otherwise terminated or abandoned by the Company.

1.2                               Board Representation.

(a)                                 Election of Directors. The Company’s sixth amended and restated memorandum and articles of association (the “Memorandum and Articles”) shall provide that the Company’s board of directors (the “Board”) shall consist of not more than twelve (12) members, which number of members shall not be changed except pursuant to an amendment to the Memorandum and Articles. For so long as the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares held by Shunwei is no less than five percent (5%) of the total number of issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), it shall have the right to appoint and remove one (1) director (the “Shunwei Director”); for so long as the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares held by People Better is no less than five percent (5%) of the total number of issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), it shall have the right to appoint and remove one (1) director (the “PB Director”); for so long as the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares held by Beautyworks is no less than five percent (5%) of the total number of issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), it shall have the right to appoint and remove one (1) director (the “Beautyworks Director”); for so long as the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares collectively held by Crystal Stream and HH RSV is no less than five percent (5%) of the total number of issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), they shall have the right to appoint and remove one (1) director (the “HH Director”); for so long as (A) the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares held by SBVA is no less than five percent (5%) of the total number of issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), or (B) SBVA continues to hold at least a majority of all the Series C-1 Preferred Shares then outstanding, it shall have the right to appoint and remove one (1) director (the “SBVA Director”); for so long as (A) the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares held by CMC is no less than eighty percent (80%) of the total number of Shares initially subscribed by it at the Initial Closing under the Series D-1 Purchase Agreement, and (B) CMC and/or its Affiliate does not invest in those companies that directly compete against the Company as listed in Part A of Exhibit D attached hereto (which list may be updated from time to time pursuant to Section 4.10), their respective Affiliates and successors (collectively, the “Company Competitors” and each, a “Company Competitor”), it shall have the right to appoint and remove one (1) director (the “CMC Director”); for so long as (A) Alibaba’s beneficial ownership percentage in the Company is no less than that of Alibaba Group Holding Limited and any entities Controlled by it (collectively, the “AGH Entities” and for the avoidance of doubt, the AGH Entities shall not include Ant Group Co., Ltd. and any entities Controlled by it) in any of the Company Competitors listed in Part B of Exhibit D attached hereto, their respective Affiliates and successors (collectively, the “Major Company Competitors” and each, a “Major Company Competitor”) (in each case, calculated on an as-converted and fully-diluted basis), provided, however, that the foregoing requirement under this sub-section (A) shall otherwise be deemed to be met if any failure of such requirement being met is caused by: (i) the beneficial ownership of Alibaba in the Company being diluted as a result of the Company’s equity financing; or (ii) the beneficial ownership of the AGH Entities in any of the Major Company Competitors being increased due to reasons not attributable to the AGH Entities, (B) the director appointed by Alibaba does not serve as director or senior management in any of the Major Company Competitors, and (C) Alibaba does not sell, transfer or dispose of more than two-thirds (2/3) of the total number of Shares held by it immediately after the Closing under the Series D-2 Purchase Agreement, it shall have the right to appoint and remove one (1) director (the “Alibaba Director”, together with the Shunwei Director, the PB Director, the Beautyworks Director, the HH Director, the SBVA Director, the CMC Director and the Alibaba Director, collectively, the “Preferred Directors”); and the Founder Holdco shall have the right to appoint and remove five (5) directors, provided that, (A) as long as CAI Guangyuan (蔡光渊) continues to serve as a director in the Board, he shall be entitled to four (4) votes for the purpose of any Board meeting or written Board resolutions; and (B) the number of directors appointed by the Founder Holdco shall be limited to four (4) unless the holder of the majority of the Series D-2 Preferred Shares has appointed a director to the Board. Reasonably prior to the completion of a Qualified Public Offering, the Company shall discuss in good faith with all the existing shareholders and directors of the Company to determine the appropriate Board composition upon the completion of a Qualified Public Offering. The Company shall bear the reasonable cost associated with a director attending the meetings of the Board, including all travel, lodging and meal expenses. The right to appoint and remove the Preferred Directors and any limitation on the Founder Holdco’s ability to appoint and remove directors pursuant to this Section 1.2(a) shall terminate upon a Qualified Public Offering.

The term “Affiliate” means with respect to a person, any other person that, directly or indirectly, controls, is Controlled by or is under common control with such person. In the case of any individual, his spouse, child, sibling, parent, any child, sibling or parent of such spouse, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid persons. In the case of an Investor, the term “Affiliate” also includes (a) any shareholder of such Investor, (b) any of such shareholder’s or Investor’s general partners or limited partners, (c) the fund manager managing or advising such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed or advised by such fund manager, and (d) trusts Controlled by or for the benefit of any such person referred to in (a), (b) or (c), and (e) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by such Investor.

The term “Control” shall mean, with respect to a Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (including through nominee arrangement); provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

(b)                                 Observer. Each of BRV, Sky9, Carlyle and BOCI is entitled to appoint and remove one (1) Board observer to attend all meetings of the Board (whether in person, by telephone or other means) in a non-voting observer capacity (each a “Board Observer”, and together, the “Board Observers”). If Shunwei shall cease to be entitled to appoint a director of the Company in accordance with Section 1.2(a), it shall be entitled to appoint a Board Observer. If People Better shall cease to be entitled to appoint a director of the Company in accordance with Section 1.2(a), it shall be entitled to appoint a Board Observer. If Crystal Stream and HH RSV shall cease to be entitled to jointly appoint a director of the Company in accordance with Section 1.2(a), HH RSV shall be entitled to appoint a Board Observer. If Beautyworks shall cease to be entitled to appoint a director of the Company in accordance with Section 1.2(a), it shall be entitled to appoint a Board Observer. If SBVA shall cease to be entitled to appoint a director of the Company in accordance with Section 1.2(a), it shall be entitled to appoint a Board Observer. If CMC shall cease to be entitled to appoint a director of the Company in accordance with Section 1.2(a) because the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares held by CMC is less than eighty percent (80%) of the total number of Shares initially subscribed by it at the Initial Closing under the Series D-1 Purchase Agreement, it shall be entitled to appoint a Board Observer. If Alibaba shall cease to be entitled to appoint a director of the Company in accordance with Section 1.2(a), it shall be entitled to appoint a Board Observer. The Board Observers shall be entitled to receive notices, minutes, and all other materials in relation to the meetings that each of the Company provide to other members of the Board, provided, however, that such Board Observers shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such Board Observers from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel. The right to appoint Board Observers pursuant to this Section 1.2(b) shall terminate upon a Qualified Public Offering.

(c)                                  The Subsidiaries. Unless otherwise approved by the Preferred Majority, the composition of the board of directors of each Group Company other than the Company shall consist of the same persons as those then on the Board.

2.                                      REGISTRATION RIGHTS.

2.1                               Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Company securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2                            Definitions. For purposes of this Section 2:

(a)                                 Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act of 1933, as amended (the “Securities Act”).

(b)                                 Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares issued or issuable pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any other Ordinary Shares owned or hereafter acquired by any Investor. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)                                  Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)                                 Holder. For purposes of this Section 2, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)                                  Form F-3. The term “Form F-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                   SEC. The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

(g)                                  Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)                                 Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i)                                     Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(j)                                    For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.3. Demand Registration.

(a)                                 Request by Holders. If the Company shall, at any time after the earlier of (i) forty eight (48) months from the Closing Date (as defined in the Series D-2 Purchase Agreement) or (ii) six (6) months following the taking effect of a registration statement for a Qualified Public Offering, receive a written request from the Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(b).

(b)                                 Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of at least eighty percent (80%) of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (x) first, to the Investors on a pro rata basis according to the number of Registrable Securities then outstanding held by each Investor requesting registration and (y) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such registrations pursuant to this Section 2.3.

(d)                                 Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4                               Piggyback Registrations.

(a)                                 The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)                                 Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Investors requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Investor, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of at least eighty percent (80%) of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5                               Form F-3 Registration. In case the Company shall receive from any Holder or Holders of at least twenty percent (20%) of all Registrable Securities the outstanding a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                                 Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(1)                                 if Form F-3 is not available for such offering by the Holders;

(2)                                 if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(3)                                 if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period. A registration right under this Section 2.5 shall not be deemed to have been exercised until such deferred registration shall have been effected;

(4)                                 if the Company has, within the six (6) month period preceding the date of such request, already effected one registration under the Securities Act other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

(5)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)                                  Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

(d)                                 Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.

2.6                               Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of at least eighty percent (80%) of the Registrable Securities to be registered, unless the Holders of at least eighty percent (80%) of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7                               Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least twenty percent (20%) of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)                                 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)                                  Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f)                                   Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, to the Holders requesting registration of Registrable Securities.

2.8                               Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.9                               Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)                                 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)                                  the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)                               any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

(b)                                 By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)                                  Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                  Survival. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10                        Termination of the Company’s Obligations.The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, 2.4 or 2.5 shall terminate on the seventh (7th) anniversary of the initial public offering of the Company.

2.11                        No Registration Rights to Third Parties. Without the prior written consent of the Holders of at least eighty percent (80%) of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12                        Rule 144 Reporting. With a view to make available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)                                      Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                      File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)                                       So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3; and

(d)                                      If the Company has depository receipts or similar instruments listed or traded on any exchange or inter-dealer quotation system, the Company shall, upon request of a Holder, ensure (A) the prompt delivery of instruction letters to the Company’s share registrar and depository agent to convert such Holder’s Registrable Securities into depository receipts or similar instruments to be deposited in such Holder’s brokerage account(s), (B) the prompt delivery of any legal opinions from the Company’s counsel required by the depositary, and (C) taking any and all other steps necessary to facilitate the prompt conversion into depository receipts or similar instruments. The Company acknowledges that time is of the essence with respect to its obligations under this clause, and that any delay will cause the Holder irreparable harm and constitutes a material breach of its obligations under this Agreement.

2.13                        Market Stand-Off. Each Holder agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 2.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.13.

3.                                      RIGHT OF PARTICIPATION.

3.1                               General. Each holder of the Preferred Shares and their permitted transferees to which rights under this Section 3 have been duly assigned in accordance with Section 5 (each a “Participation Rights Holder”) shall have the right of first refusal to purchase its Pro Rata Share (as defined below), of all or any part of the New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”). Each Participation Rights Holder may apportion, at its sole discretion, its Pro Rata Share among its Affiliates in any proportion.

3.2                               Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on an as converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on an as converted and fully diluted basis) issued and then outstanding (immediately prior to the issuance of New Securities giving rise to the Right of Participation).

3.3                               New Securities. “New Securities” shall mean any Shares, and any other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Shares, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Shares, or other voting shares of the Company, provided, however, that the term “New Securities” shall not include:

(a)                                 any Series Seed Preferred Shares issued under the Series Seed Purchase Agreement, any Series A Preferred Shares issued under the Series A Purchase Agreement, any Series A-1 Preferred Shares issued under the Series A-1 Purchase Agreements, any Series B Preferred Shares issued under the Series B Purchase Agreement, any Series C-1 Preferred Shares issued under the Series C Purchase Agreement, any Series C-2 Preferred Shares issued under the Series C-2 Purchase Agreement, any Series D-1 Preferred Shares issued under the Series D-1 Purchase Agreement and any Series D-2 Preferred Shares issued under the Series D-2 Purchase Agreement, as such agreements may be amended, and any Ordinary Shares issued pursuant to the conversion thereof;

(b)                                 any securities (and/or options or warrants therefor) issued to the Employee Holdco or ESOP Holdco or employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s employee share option plans approved by the Board (with the affirmative consent of a majority of the Preferred Directors) and other agreements entered into by and between the Company and applicable employees;

(c)                                  any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(d)                                 any securities issued upon the exercise, conversion or exchange of any outstanding securities that are issued before the date of Closing under the Series D-2 Purchase Agreement;

(e)                                  any securities issued pursuant to a Qualified Public Offering; or

(f)                                   any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, provided that such acquisition shall be approved in accordance with the provisions of Section 7.

3.4                                     Procedures.

(a)                                 First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) business days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase all or any part of such Participation Rights Holder’s Pro Rata Share of the New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share of the New Securities). If any Participation Rights Holder fails to so agree in writing within the First Participation Period to purchase such Participation Rights Holder’s full Pro Rata Share of the New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of the New Securities that it did not agree to purchase.

(b)                                 Second Participation Notice; Oversubscription. If any  Participation Rights Holder fails to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have fifteen (15) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of the remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) business days following the date of the Second Participation Notice.

3.5                               Failure to Exercise. Upon the expiration of the Second Participation Period, or upon the expiration of the First Participation Period in the event no Participation Rights Holder exercises the Right of Participation during the First Participation Period, the Company shall have one hundred and twenty (120) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which no Right of Participation hereunder were exercised) at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6                               Termination. The Right of Participation for each Participation Rights Holder shall terminate upon a Qualified Public Offering.

4.                                      TRANSFER RESTRICTIONS.

4.1                               Certain Definitions. For purposes of this Section 4, “Ordinary Holder” means any Founder Party, the Employee Holdco, the ESOP Holdco and any of its Permitted Transferees (as defined below); “Restricted Shares” means any of the Company’s securities now owned or subsequently acquired, directly or indirectly, by an Ordinary Holder; “Preferred Holders” means holders of any Preferred Shares or any Ordinary Shares issued pursuant to the conversion thereof.

4.2                               Sale of Restricted Shares; Notice of Sale. Subject to Section 4.6 of this Agreement, if an Ordinary Holder (the “Selling Shareholder”) proposes to sell or transfer any Restricted Shares held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each Preferred Holder and the Company prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of the Restricted Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

4.3                               Right of First Refusal.

(a)                                 Preferred Holders’ Option. Each Preferred Holder shall have the right, exercisable upon written notice to the Selling Shareholder and each other Preferred Holder, within fifteen (15) business days after receipt of the Transfer Notice (the “First Refusal Period”), to elect to purchase all or any part of its pro rata share of the Offered Shares equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Preferred Holder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Preferred Holders at the time of the transaction (the “First Refusal Allotment”), at the same price and subject to the same material terms and conditions as described in the Transfer Notice. To the extent that any Preferred Holder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising Preferred Holders shall, within five (5) days after the expiration of the First Refusal Period, make such adjustments to the First Refusal Allotment of each exercising Preferred Holder so that any remaining Offered Shares may be allocated to those exercising Preferred Holders on a pro rata basis. For purpose of the foregoing sentence, “on a pro rata basis” means on the basis of the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by a Preferred Holder exercising its right of first refusal, to (b) the total number of Ordinary Shares (calculated on an as-converted basis) then held by all Preferred Holders exercising their respective rights of first refusal.

(b)                                 Action Required. No Preferred Holder shall have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the First Refusal Period to purchase up to all, or any part of its pro rata share, of the Offered Shares.

(c)                                  Expiration Notice. Within ten (10) days after expiration of the First Refusal Period, the Selling Shareholder will give written notice (the “First Refusal Expiration Notice”) to each Preferred Holder specifying either (i) that all of the Offered Shares were subscribed by the Preferred Holders exercising their rights of first refusal, or (ii) that the Preferred Holders have not subscribed all of the Offered Shares and that such unsubscribed Offered Shares shall be subject to the co-sale right of the Preferred Holders, in which case the First Refusal Expiration Notice will specify the Preferred Holders’ Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale rights described in Section 4.4 below.

(c)                                  Purchase Price. The purchase price for the Offered Shares to be purchased by the Preferred Holders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in Section 4.3(e). If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Preferred Holders, and the Selling Shareholder, absent fraud or error.

(d)                                 Payment. Payment of the purchase price for the Offered Shares purchased by the Preferred Holders shall be made within ten (10) days following the date of the First Refusal Expiration Notice. Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder.

(e)                                  Rights of a Selling Shareholder. If any Preferred Holder exercises its right of first refusal to purchase all or any part of the Offered Shares, then, upon the date the notice of such exercise is given by such Preferred Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Preferred Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Preferred Holder.

(f)                                   Application of Co-Sale Rights. If the Preferred Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale rights set forth in Section 4.4 below.

4.4                               Co-Sale Rights. To the extent the Preferred Holders have not exercised their right of first refusal with respect to all the Offered Shares, then each Preferred Holder that has not exercised its right of first refusal pursuant to Section 4.3 above to the full shall have the right, exercisable upon written notice to the Selling Shareholder and each other Preferred Holder (the “Co-Sale Notice”) within ten (10) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares at the same price and subject to the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Company securities (on both an absolute and an as-converted basis) that such participating Preferred Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Preferred Holder. To the extent one or more of the Preferred Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. To the extent that any Preferred Holder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the participating Preferred Holder shall, within five (5) days after the expiration of the Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating Preferred Holder so that any remaining Offered Shares subject to the co-sale right hereunder may be allocated to other participating Preferred Holders on a pro rata basis. The co-sale right of each Preferred Holder shall be subject to the following terms and conditions:

(i)                                     Co-Sale Pro Rata Portion. Each Preferred Holder exercising its co-sale right may sell all or any part of that number of Ordinary Shares (calculated on an as-converted basis) held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) owned by such Preferred Holder at the time of the sale or transfer and the denominator of which is the total combined number of all Ordinary Shares (calculated on an as-converted basis and fully-diluted basis) owned by the Selling Shareholder and all the Preferred Holders exercising their co-sale right hereunder (the “Co-Sale Pro Rata Portion”).

(ii)                                  Transferred Shares. Each participating Preferred Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(A)                               the number of Ordinary Shares which such Preferred Holder elects to sell;

(B)                               that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Preferred Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Preferred Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.4(ii)(A) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(C)                               a combination of the above.

(iii) Payment to Preferred Holders. The share certificate or certificates that a participating Preferred Holder delivers to the Selling Shareholder pursuant to Section 4.4(ii) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Preferred Holder that portion of the sale proceeds to which such Preferred Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Preferred Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Preferred Holder. The Company shall, upon surrendering by the prospective purchaser or the Selling Shareholder of the certificates for the Preferred Shares or Ordinary Shares being transferred from the participating Preferred Holders as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchase or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by Preferred Holders of their co-sale rights under this Section 4.4.

4.5                               Right to Transfer. To the extent the Preferred Holders do not elect to purchase, or to participate in the sale of, the Offered Shares subject to the Transfer Notice pursuant to Sections 4.3 and 4.4, the Selling Shareholder may, not later than one hundred and twenty (120) days following delivery to each Preferred Holder of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased by the Preferred Holders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Offered Shares by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale right of the Preferred Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 4.3 and Section 4.4 of this Agreement.

4.6                               Exempt Transfers. Subject to Section 4.7 below, the right of first refusal and co-sale rights of the Preferred Holders shall not apply to (a) any sale or transfer of the Restricted Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; or (b) any transfer to the parents, children or spouse, or to trusts for the benefit of such persons, of the Selling Shareholder for bona fide estate planning purposes (collectively the “Permitted Transferees”, and each, a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Preferred Holders to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the Selling Shareholder; provided further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

4.7                        Prohibited Transfers.

(a)                                 Notwithstanding anything to the contrary herein, except for transfers by the Selling Shareholders to Permitted Transferees as provided in Section 4.6 above, none of the Founder Parties and their Permitted Transferees shall, without the prior written consent of the Preferred Majority, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of through one or a series of transactions any of the Company’s securities now held by it or him, or any equity interest in any Group Company other than the Company, to any person on or prior to a Qualified Public Offering.

(b)                                 At the time of the Qualified Public Offering, the Founder Parties shall covenant to comply with relevant laws and regulations of place of listing with respect to the restriction of the transferring of shares held by such Founder Parties or the requirement for reduction of shares held by such Founder Parties.

(c)                                  Any attempt by a holder of Restricted Shares to sell or transfer any of the Company’s securities or any equity interests in any Group Company other than the Company in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such securities of the Company or the holder of such equity interests in such Group Company without the prior written consent of the Preferred Majority. To the extent that any Selling Shareholder sells any Offered Shares to any prospective purchaser in violation of the co-sale right hereunder, the Preferred Holder shall have the right to force the Selling Shareholder to purchase from such Preferred Holder such number of shares or other securities not exceeding the Co-Sale Pro Rata Portion of such Preferred Holder.

4.8                               Restriction on Indirect Transfers. Notwithstanding anything to the contrary herein, without the prior written approval of the Preferred Majority:

(a)                                 The transfer restrictions provided in this Section 4 shall not be capable of being avoided by any Founder holding Restricted Shares indirectly through a company or another entity whose shares or interests can themselves be sold or transferred in order to dispose of an interest in Restricted Shares free of such restrictions. Any transfer or other disposal of any shares (or other interest) in such company or entity holding Restricted Shares shall be treated as being a transfer or disposal of the Restricted Shares by the relevant Founder, and the provisions of this Section 4 shall thereupon apply in respect of the Restricted Shares so held.

(b)                                 Each of the Founders shall not, and shall cause any other person or entity not to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or Controlled by it or him in any PRC Company (as defined in the Series D-2 Purchase Agreement) to any person. Any transfer in violation of this Section 4.8(b) shall be void and each PRC Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of the Preferred Majority.

(c)                                  None of the PRC Companies shall, nor shall any Founder cause or permit any PRC Company to, issue to any person any equity securities of such PRC Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such PRC Company.

4.9                            Legend.

(a)                                 Each certificate representing the Restricted Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY, CERTAIN AFFILIATES OF THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)                                 Each Ordinary Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.9(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.10 Without the consent of the Board, none of the Preferred Holders may transfer or sell any shares of the Company to any of the Company Competitors. The list of the Company Competitors and Major Company Competitors as set out in Part A and Part B,  respectively, of Exhibit D attached hereto may be updated every six (6) months with the written consent of the Board (including the consent of all the Preferred Directors) in good faith. For the avoidance of doubt, unless prohibited by applicable laws and regulations, the Preferred Holders shall have the right to transfer or sell any shares of the Company held by them to any third party other than the Company Competitors at their own discretion.

4.11 In the event that any holder of Preferred Shares intends to transfer any of its shares, the Company agrees to fulfill any reasonable due diligence requests including without not limitation to providing necessary documents and/or materials to prospective bona-fide purchasers/investors of the securities or other interests of the Company, provided that such prospective bona-fide purchasers/investors shall agree to be bound by appropriate confidentiality and non-disclosure obligations acceptable to the Company in connection with any information such bona-fide purchasers/investors obtain from the Company.

4.12 Term. The provisions of this Section 4 shall terminate upon a Qualified Public Offering.

5.                                      ASSIGNMENT AND AMENDMENT.

5.1                               Assignment. Notwithstanding anything herein to the contrary, any and all of the rights available to an Investor (in its capacity as a holder of Preferred Shares or otherwise) under this Agreement and/or the Memorandum and Articles shall be fully transferable and assignable in connection with a transfer by such Investor; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by such Investor at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

5.2                               Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to any Group Company, by the Company; (ii) as to any Investor, by such Investor and its assignees; provided, however, that any Investor may waive any of its rights hereunder without obtaining the consent of any other Investor; and (iii) as to any Founder Party, by such Founder Party. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each of the parties hereto and their respective assignees.

6.                                      CONFIDENTIALITY AND NON-DISCLOSURE.

6.1                               Disclosure of Terms. The terms and conditions of this Agreement and each other Transaction Document (as defined in the Series D-2 Purchase Agreement), and all exhibits and schedules attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than by reason of the breach of the confidentiality obligations hereunder.

6.2                               Press Releases. Any press release issued by any Group Company or their Affiliates shall not disclose any of the Financing Terms and the substance and form of such press release shall be approved in advance in writing by the Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent. Neither the Group Companies nor their Affiliates shall use any Investor’s name in any manner, context or format (including reference on or links to website, and press release) without such Investor’s prior written consent.

6.3                               Permitted Disclosures.

(a)                                 Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their respective fund manager, other funds managed by their respective fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

(b)                                 Notwithstanding anything to the contrary in this Section 6, any other Transaction Document or any other agreement entered into from time to time by any Group Company, Broad Street Equity Investments Europe Ltd (“Broad Street”) may disclose any confidential information contemplated by the Transaction Documents it receives if such disclosure is (i) requested or required by law or any regulatory or governmental authority, provided that, for any disclosure pursuant to this Section 6.3(b), each other party to this Agreement is given, to the extent reasonably practicable and legally permitted, prior written notice of such requirement and an opportunity to seek a protective order with respect thereto, or (ii) as and to the extent that Broad Street determines in good faith, based on the advice of counsel, to be necessary or advisable in light of ongoing review or oversight by a regulatory or governmental authority with jurisdiction over Broad Street or its Affiliates. For purposes of this Agreement and the other Transaction Documents, in the case of Broad Street, the term “Affiliate” also includes any fund or limited partnership whose general partner, manager or advisor is The Goldman Sachs Group, Inc. or any of its subsidiaries.

6.4                               Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Series D-2 Purchase Agreement, and exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 6, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

6.5                               Other Information. The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

6.6                               Notices. All notices required under this section shall be made pursuant to Section 12.1 of this Agreement.

6.7                               Use of Investors’ Name or Logo. Without the prior written consent of each Investor, and whether or not such Investor is then a shareholder of the Company, none of the Group Companies, their shareholders (excluding such Investor) and the Founder Parties shall use, publish or reproduce: (i) the names or logos of such Investor, (ii) the names, photos or pictures, or logos of any partner of such Investor, or (iii) any other names, trademarks or logos similar to the foregoing, in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

6.8                               Use of Xiaomi’s and Zimi’s Name or Logo. Without the prior written consent of People Better, and whether or not People Better is then a shareholder of the Company, none of the Group Companies, their shareholders and the Founder Parties, for any purpose, shall directly or indirectly use, prepare to use, apply for registration or register, publish, reproduce or alter (“Exploitation”) any signs of Xiaomi/Zimi, its directors and officers and the Affiliates of the foregoing, including but not limited to the names, logos, photos and pictures, package, decoration, design (including overall image and specific content and factors of such design), trademarks, names and initials of names, domain names, webpage, pen name, stage name, sub-brand signs and logos, video program names, and any other signs recognizable as Xiaomi/Zimi or their Affiliates (“Signs”), and any other signs, or combination or alteration of signs that contain, related to or implies any Signs, whether or not such Exploitation is faulty behavior or is enough to cause any confusion.

The Signs include “雷军”, “小米”, “小米商城”, “小米网”, “小米生态链”, “红米”, “米兔”, “米”, “米家”, “米柚”, “小爱 “, “有品”, “MI”, “mi”, “Xiaomi”, “MIUI”, “MIJIA”, “Redmi”, “POCO”, “MITU”, “YouPin”, “Xiaomi Cloud”, “Mi Store”, “Mi Shop”, “紫米”, “ZMI”, “ZIMI”, and any design or logo subject to such characters (including but not limited to  and any other signs similar in character, pronunciation or meaning to the Signs enumerated above, including other signs constituted by the uppercase or lowercase, complex or simplified, sound or image, two dimensional or three dimensional, full name or abbreviation, alteration or initials of the foregoing.

6.9                               Use of HH RSV’s Name or Logo. Without the prior written consent of HH RSV, regardless whether HH RSV holds any shares, none of the parties to this Agreement shall use, publish or reproduce the name of the HH RSV or its Affiliates, or any similar name, trademark or logo, including but not limited to “Hillhouse”.”高瓴”.”Gaoling” and “Gao Ling”.

6.10                        Use of Crystal Stream’s Name or Logo. Without the prior written consent of Crystal Stream, regardless whether Crystal Stream holds any shares, none of the parties to this Agreement shall use, publish or reproduce the name of the HH RSV or its Affiliates Crystal Stream or its Affiliates, or any similar name, trademark or logo, including but not limited to “Crystal Stream” and “清流”.

6.11 Use of BRV’s Name or Logo. Except with the prior written authorization of BRV, none of the Company or the Group Companies shall be entitled to use, publish or reproduce the name, trademark or logo of “BRV Aster”, “BRV Aster Fund”, “BlueRun”, “BlueRun Ventures”, “BRV”, “蓝驰”, “蓝驰创投”, or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

6.12 Use of Beautyworks’s Name or Logo. Except with the prior written authorization of Beautyworks, none of the Company or the Group Companies shall be entitled to use, publish or reproduce the name, trademark or logo of “Advantech Master”, “Beautyworks”, “新天域”,”尚珹投资”,or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

6.13 Use of SBVA’s Name or Logo. Except with the prior written authorization of SBVA, none of the Company or the Group Companies shall be entitled to use, publish or reproduce the name, trademark or logo of “SBVA”, “Softbank”, “Softbank Ventures Asia”, “软银”, “软银亚洲” or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

6.14 Use of Sky9’s Name or Logo. Except with the prior written authorization of Sky9, none of the Company or the Group Companies shall be entitled to use, publish or reproduce the name, trademark or logo of “Sky9”, “Sky9 Capital”, “云九”, “云九资本” or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

6.15 Use of BOCI’s Name or Logo. Except with the prior written authorization of BOCI Financial Products Limited, none of the Company or the Group Companies shall be entitled to use, publish or reproduce the name, trademark or logo of “Bank of China”, “BOC”, “BOC International”, “Bank of China International”, “BOCI”, “中国银行”, “中银”, “中银国际” or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

6.16 Use of CMC’s Name or Logo. Without the prior written consent of CMC, each of the parties (other than CMC) shall not, and shall cause its Affiliates and other persons acting on their behalf, to not, use, publish or reproduce in advertising, marketing, promotion, publicity, announcements, or otherwise, the name or logo of CMC, any of its Affiliates or any partner or employee thereof, including, without limitation, “CMC”, “CMC Capital”, “CMC Capital Partners”, “China Media Capital”, “CMC Inc.”, “CMC 资本”, “华人文化”, “华人文化集团”, “华人文化产业投资基金” or any other company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by CMC or its Affiliates.

6.17 Use of Carlyle’s Name or Logo. Except with the prior written authorization of Carlyle, none of the Company or the Group Companies shall be entitled to use, publish or reproduce the name, trademark or logo of “Carlyle”, “The Carlyle Group”, “凯雷”, “凯雷投资集团” or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

6.18 Use of Alibaba’s Name or Logo. Without the prior written consent of Alibaba, each of the Group Company, each of the holders of Ordinary Shares, and each Investor (other than Alibaba) shall not, and each foregoing person shall cause any of its Affiliates to not, (a) use in advertising, publicity, announcements, or otherwise, the name of Alibaba or any of its Affiliates, either alone or in combination of, including but without limitation, those set forth in Exhibit E attached hereto or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Alibaba, or (b) represent, directly or indirectly, that any products or services provided by any Group Company have been approved or endorsed by Alibaba or any of its Affiliates. Each Group Company hereby grants Alibaba or its Affiliates license to use any Group Company’s company name, trade name, trademark, service mark, domain name, device, design and/or symbol in its respective marketing materials. If Alibaba or its Affiliates have to use each Group Company’s company name, trade name, trademark, service mark, domain name, device, design and/or symbol, they must identify the rights held by each Group Company in relation to the company name, trade name, trademark, service mark, domain name, device, design and/or symbol.

6.19 Use of GS’s Name or Logo. Without the prior written consent of Broad Street, no Group Company or other party to this Agreement (other than Broad Street) shall use in connection with any public announcement, posting of information on a website or written news release, advertising, publicity or otherwise, the name of Goldman Sachs & Co. LLC. or any of its Affiliates (collectively, “Goldman Sachs”) or any partner or employee thereof, nor represent, directly or indirectly, that any product or service provided by any Group Company has been approved or endorsed by Goldman Sachs; provided, that the foregoing shall not prohibit the Company from disclosing in nonpublic forums, subject to customary confidentiality requirements, to the following persons that Broad Street is as an investor in the Company: (i) to its investors, (ii) to bona fide prospective investors in future financings, (iii) to bona fide potential acquirers and (iv) to the extent required under applicable law or by any regulatory or governmental authority, provided that in the case of clause (iv) the Company shall provide Broad Street with prompt and prior (to the extent practicable) notification.

7.                                      PROTECTIVE PROVISIONS. In addition to such other limitations as may be provided in the Memorandum and Articles, the following acts of the Company, whether by operation of a merger, consolidation, reorganization or otherwise, shall require the prior written approval of Preferred Majority, and in the event that any such act set forth below is, by the Companies Law of the Cayman Islands (as amended) and every statutory modification or re-enactment thereof for the time being in effect, required to be determined by shareholders of the Company, the consent of the Preferred Majority shall be deemed obtained if the act is approved at a general meeting of the Company with the affirmative vote of the Preferred Majority, or by way of a written resolution signed by the Preferred Majority (the term “Company” means, for the purpose of this Section 7, the Company itself as well as any other Group Company, to the extent and where applicable):

(i)                                                        any alteration or amendment to the Memorandum and Articles, this Agreement or any other constitutional documents of any Group Company;

(ii)                                                          any action that increases, reduces or cancels the authorized number of any class or series of shares of the Company, or the number of the authorized or issued share capital of any Group Company, or that authorizes, creates, issues, or repurchases, redeems, or retires any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants, or grant or issue any options, warrants, or rights which may require the issue of shares in the future, or any other action which has the effect of diluting or reducing the effective shareholding of the Investors in the Company, with the exception of the issuance of Series D-2 Preferred Shares as contemplated under the Series D-2 Purchase Agreement;

(iii)                                                       any termination, amendment or waiver of the series of documents through which the PRC Subsidiary acquires the control of the other PRC companies;

(iv)                                                      any sale, pledge, transfer, disposal or dilution of the Company’s direct or indirect equity interests in any other Group Company;

(v)                                                         any approval of transfer of shares or equity interests in any Group Company (other than transfer of shares of the Company by any Preferred Holders permitted by Section 4.10);

(vi)                                                      any termination or suspension of, or material change to the principal business of any Group Company as currently conducted;

(vii)                                                   any distribution of profits amongst the shareholders by way of dividend (interim or otherwise), capitalization of reserves or otherwise, and any change of profit distribution policy;

(viii)                                                any increase or decrease of the authorized size of the Board or the board of any Group Company or a committee thereof, or any amendment of the rules for appointing directors or committee members as provided herein;

(ix)                                                      the adoption, amendment or termination of the employee share incentive plan, or other equity incentive, purchase, or participation plans for the benefit of any employees, officers, directors, contractors, advisors or consultants of any Group Company, any issuance thereunder, and any increase of the total number of equity securities reserved for issuance thereunder;

(x)                                                         the appointment or removal of the auditors of any Group Company, or any change in the accounting and financial policies or the fiscal year of the Company;

(xi)                                                      any transaction(s) out of the ordinary course of business of any Group Company, with value in excess of RMB3,000,000 individually or RMB15,000,000 in the aggregate through a series of related transactions during any fiscal year, whether as to the incurrence of capital commitment or capital expenditure, or the purchase or acquisition or lease of any assets or real property, or otherwise; provided, however, any amount contained in the annual budget duly approved by the Board shall not be included in the calculation of the amount threshold in this Section 7(xii). For the avoidance of doubt, any transaction(s) out of the ordinary course of business of any Group Company that is within the amount contained in such annual budget shall not be subject to this Section 7(xii);

(xii)                                                             incurrence of indebtedness of any borrowed money or obtaining any financial facilities, or the extension of any loan or advance, or guarantee for indebtedness to, any other entity or person other than to a Group Company, provided that the amount of any aforesaid transaction exceeds RMB10,000,000 individually or in the aggregate through a series of related transactions during any fiscal year;

(xiii)                                                          any creation, issuance or incurrence of any indemnity, debenture, security interest, lien, charge or other encumbrance on all or any part of the business, assets or rights of any Group Company;

(xiv)                                                         any sale, transfer or other disposal of all or a part of the business, goodwill or assets out of the ordinary course of business of any Group Company and in excess of RMB10,000,000 of any Group Company, or any license or authorization to third party or other disposal of any business operation right or intellectual property or technology (except for the licenses or authorizations which already existed as at the date hereof and as set forth in the Disclosure Schedule of the Series D-2 Purchase Agreement or are necessary or mandatory in the ordinary course of business) owned by any Group Company;

(xv)                                                            any consolidation or merger with or into any other business entity, the liquidation, dissolution, restructuring, bankruptcy, winding up or initiation of similar proceedings of any Group Company, or application for the appointment of a receiver, manager, judicial manager or officer with similar functions, or any action that results in any Trade Sale (as defined below);

(xvi)                                                              approval of or any change to terms of any transaction between any Group Company and any director, officer, employee or shareholder of any Group Company or any Affiliate of any of them, except for those transactions between any Group Company and the Zimi Communication Technology (Jiangsu) Co., Ltd. (紫米通讯技术(江苏)有限公司) or the Jiangsu Zimi Electronic Technology Co., Ltd. (江苏紫米电子技术有限公司)in relation to the Principal Business (as defined in the Series D-2 Purchase Agreement) with an amount lower than US$6,200,000, or conducted in arms-length in the ordinary course of business of such Group Company, provided that entering into any contract or arrangement that contains provisions on exclusivity or similar rights restricting any Group Company to conduct its Principal Business shall require the prior written approval of the holders of more than fifty percent (50%) the issued and outstanding Ordinary Shares and the holders of at least two-thirds (2/3) of the issued and outstanding Preferred Shares (voting as a single class on an as-converted basis) (which, for avoidance of doubt, shall include the Preferred Majority);

(xvii)                                                           any investment in excess of RMB3,000,000 individually or RMB15,000,000 in the aggregate through a series of related transactions during any fiscal year in any other entities, or the establishment of any brands for companies other than the Group Companies. Notwithstanding of the foregoing, Alibaba’s consent shall not be required for any investment of less than RMB10,000,000 individually or less than RMB20,000,000 in the aggregate through a series of related transactions during any fiscal year in any other entities, provided, however, that prior to such action being taken, the Company shall, and the Founder Parties shall procure that the Company shall, consult Alibaba in good faith regarding the same;

(xviii)                                                   any purchase or leasing of real property by the Company in excess of RMB15,000,000 individually or in the aggregate through a series of related transactions during any fiscal year; provided, however, any amount contained in the annual budget duly approved by the Board shall not be included in the calculation of the amount threshold in this Section 7(xix). For the avoidance of doubt, any purchase or leasing of real property by the Company that is within the amount contained in such annual budget shall not be subject to this Section 7(xix);

(xix)                                                              adoption or amendment of the Company’s annual business plan, annual budget or annual final accounts. Notwithstanding of the foregoing, Alibaba’s consent shall not be required for adoption or amendment of the Company’s annual business plan or annual budget, provided, however, that prior to such action being taken, the Company shall, and the Founder Parties shall procure that the Company shall, consult Alibaba in good faith regarding the same;

(xx)                                                                 establishment of any joint venture, partnership with any third party, establishment of, winding up or sale of any subsidiary that is not wholly owned by any Group Company. Notwithstanding of the foregoing, Alibaba’s consent shall not be required for establishment of any joint venture, partnership with any third party, establishment of, winding up or sale of any subsidiary that is not wholly owned by any Group Company with a total investment of less than RMB10,000,000 individually or less than RMB20,000,000 in the aggregate (through a series of related transactions during any fiscal year), provided, however, that prior to such action being taken, the Company shall, and the Founder Parties shall procure that the Company shall, consult Alibaba in good faith regarding the same;

(xxi)                                                              initiate, waive, compromise or settle any dispute, claim, litigation or arbitration involving claims of more than RMB5,000,000;

(xxii)                                                           any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Preferred Shares;

(xxiii)                                                        appointment or change of underwriters, accountants, legal counsels or listing securities exchanges of the public offering of the equity securities of the Company, or approval of the valuation or scheme of the public offering of the equity securities of the Company.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (i) through (xxiv) requires the approval of the shareholders of the Company in accordance with the Companies Law of the Cayman Islands (as amended) and every statutory modification or re-enactment thereof for the time being in effect, if the shareholders vote in favor of such act but the approval of the Preferred Majority has not yet been obtained, the holders of the Preferred Shares who vote against such act at a meeting of the shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the shareholders who voted in favor of such act plus one. After the completion of the Qualified Public Offering, the protective provisions set forth in this Section 7 shall be automatically terminated, and the Company shall follow the provisions of the Statute (as defined in the Memorandum and Articles) and the then effective Memorandum and Articles.

8.                                      DRAG-ALONG RIGHT

8.1                               General. Notwithstanding anything to the contrary in this Agreement, if (x) the holders of at least eighty percent (80%) of the issued and outstanding shares with voting power (the “Drag-Along Shareholders”) propose to effect a Trade Sale (a “Drag-Along Transaction”); (y) such Drag-Along Transaction reflects the valuation of the Company of not less than US$2,000,000,000; and (z) for so long as the Alibaba Ownership Condition is satisfied, unless with the consent of Alibaba, none of the transferees in such Drag-Along Transaction is a Alibaba Competitor (as defined below), then, in any such event, upon written notice from such Drag-Along Shareholders requesting them to do so, each of the other shareholders of the Company shall (i) vote or give his written consent with respect to all the shares held by it (including providing any required approval under Section 7 of this Agreement or under the Memorandum and Articles), and cause any director of the Company appointed by it to vote, in favor of such proposed Drag-Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Transaction; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Transaction; (iii) transfer or sell such percentage of securities required by the Drag-Along Shareholders at the same per share price and on the same terms as the Drag-Along Shareholders in the event that a proposed Drag-Along Transaction is structured as a share transfer; and (iv) take all actions reasonably necessary to consummate the proposed Drag-Along Transaction, including without limitation amending the then existing Memorandum and Articles of the Company. The Company shall use commercially reasonable efforts to cause all security holders of the Company to be subject to the obligations set forth in this Section 8.1. This Section 8.1 shall terminate upon a Qualified Public Offering.

8.2                               Definition. For the purpose of this Section 8, a “Trade Sale” shall mean (i) a sale, lease, transfer or other disposal of all or substantially all of the assets of the Group Companies (taken as a whole), (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Group Companies (taken as a whole), (iii) a sale, transfer or other disposal of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (iv) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

9.                                      NON-COMPETE UNDERTAKING

9.1                               Non-Compete. Each Founder hereby covenants and undertakes that he shall devote one hundred percent (100%) of his working time and attention to the business of the Group Companies, and use his best efforts to develop the business and care for the interests of the Group Companies. Each Founder hereby further covenants and undertakes that, unless conducted through the Group Companies or upon the prior written consent of the Preferred Majority, during the period when he holds (i) any direct or indirect equity interest in any Group Company or (ii) any office in any Group Company, whichever is greater, and for a further period of two (2) years thereafter, he shall not, directly or indirectly through any Affiliate or Associate (as defined in the Series D-2 Purchase Agreement), own, manage, be engaged in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation, or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is within or related to the Principal Business (as defined in the Series D-2 Purchase Agreement) or otherwise competes with the business of any Group Company. The Group Companies and the Founders shall cause each Key Employee (as defined in the Series D-2 Purchase Agreement) to bear the same obligations and duties as the Founders under this Section 9.1.

9.2                               Non-Solicitation.     Each Founder hereby further covenants and undertakes that, during the period when he holds (i) any direct or indirect equity interest in any Group Company or (ii) any office in any Group Company, whichever is greater, and for a further period of two (2) years thereafter, he shall not cause, solicit, induce or encourage any employees of the Group Companies to leave such employment, or cause, permit or encourage any person or entity other than the Group Companies to hire, employ or otherwise engage any such individual, or cause, induce or encourage any current or prospective client, customer, supplier, licensee or licensor of the Group Companies or any other person who has a business relationship with the Group Companies, to terminate or modify to the detriment of the Group Companies any such relationship.

10.                               INVESTORS’ RIGHT TO PARTICIPATE IN FUTURE PROJECTS

Upon occurrence of any liquidation, dissolution, or winding up of the Company, or any Liquidation Event (as defined in the Memorandum and Articles), if any of the Investors fails to receive the full amount of its Liquidation Preference (as defined in the Memorandum and Articles), and any Founder as a key member is engaged in a new business within five (5) years thereafter, such Investor shall be entitled to, in priority to any other third party investors, participate in the first round financing of such new business that occurs immediately after the Liquidation Event to subscribe for equity securities of such new business in consideration of immediately available funds or such other consideration as contemplated under the definitive agreements in connection therewith, provided that the terms and conditions then offered by such Investor (including without limitation, the post-money valuation of such new business) shall not be less favorable than those offered by such third party investors.

11.                 ADDITIONAL AGREEMENTS

11.1 Cooperation with Preferred Business Partners and/or its Affiliates. The Founder Parties and the Group Companies jointly covenant to each of People Better and Alibaba (collectively, the “Preferred Business Partners” and each, a “Preferred Business Partner”) that the Group Companies shall enter into a preferred business cooperation relationship (each such relationship, a “Preferred Business Relationship”) with each of the Preferred Business Partners and/or its Affiliates on a pari passu basis between the Preferred Business Partners, and in the event that any Group Company intends to carry out any business cooperation in certain specific areas within the Principal Business (the “Preferred Business Areas”), such Group Company shall cooperate with the Preferred Business Partners in priority to any third party if on the same terms and conditions. Further details of each Preferred Business Partner’s Preferred Business Relationship with the Group Companies, including without limitation the applicable Preferred Business Areas, shall be set out in the relevant business cooperation agreement(s). The intellectual properties defined, developed and produced jointly by any Group Company and each Preferred Business Partner and/or its Affiliates shall be jointly owned by such Group Company and such Preferred Business Partner in accordance with the specific agreements entered into by and between such Group Company and such Preferred Business Partner and/or its Affiliates.

11.2 Tax Basis in Relation to an Indirect Transfer. The Group Companies, the Founder and the Founder Holdco shall use reasonable commercial efforts to jointly procure that substantially all of purchase price paid by the Investors in accordance with Series Seed Purchase Agreement, Series A Purchase Agreement, Series A-1 Purchase Agreements, Series B Purchase Agreement, Series C Purchase Agreement, Series D-1 Purchase Agreement and Series D-2 Purchase Agreement shall be remitted back to the PRC as the contribution of the registered capital of the PRC Subsidiary in accordance with applicable laws. Each of the Company and its shareholders, jointly and severally, agrees that (i) unless otherwise provided in applicable laws or determined by relevant governmental authorities, in the event of a subsequent sale of shares in the Company by any Investor, such Investor shall be entitled to apply the entire amount that corresponds to such Investor’s subscription price under the Series Seed Purchase Agreement and/or Series A Purchase Agreement and/or Series A-1 Purchase Agreements and/or Series B Purchase Agreement and/or Series C Purchase Agreement and/or Series D-1 Purchase Agreement and/or Series D-2 Purchase Agreement to such Investor’s indirect basis in the equity of such Group Company in the PRC with respect to any tax filing, tax position and other communication with the relevant PRC tax authorities for purposes of determining any income tax, capital gains tax or any other tax calculated with reference to gains made through the subscription, purchase and sale of the Company’s Shares, and (ii) it shall not take any position that is inconsistent with (or would otherwise adversely impact the credibility of) clause (i) above in its filings or other communications with the relevant PRC tax authorities.

11.3 Nominee Shareholders to the Domestic Enterprise. Notwithstanding anything to the contrary contained in the Transaction Documents, each of People Better, Shunwei, ZMI International, HH RSV, Crystal Stream, Beautyworks, SBVA, CMC, Alibaba and any other holder of Preferred Shares who holds no less than five percent (5%) of the total number of issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis) shall have the right to designate a PRC citizen to acquire equity interests of the Domestic Enterprise from the Domestic Enterprise or its existing shareholders at zero consideration (or minimum consideration as allowed under applicable laws) provided that no such designated person shall hold equity interest (as a percentage) higher than that held in the Company by the Investor designating such person.

11.4 Controlled Foreign Corporation. The Company will provide written notice to the Investors as soon as practicable if at any time the Company becomes aware that it or any Group Company has become a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the United States Internal Revenue Code of 1986, as amended (the “Code”). Upon written request of any Investor who is a United States shareholder within the meaning of Section 951(b) of the Code, the Company will (i) use best efforts to provide in writing such information as is in its possession and reasonably available concerning its shareholders to assist such Investor in determining whether the Company is a CFC and (ii) provide such Investor with reasonable access to such other Company information as is in the Company’s possession and reasonably available as may be required by such Investor (A) to determine the Company’s status as a CFC, (B) to determine whether such Investor is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or (C) to allow such Investor to otherwise comply with applicable United States federal income tax laws.

11.5 Passive Foreign Investment Company. The Company shall (and the Company shall procure that each Group Company shall) use its best efforts to avoid being a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for the current and any future taxable year. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its and each Group Company’s status as a PFIC, and if the Company is informed by its tax advisors that it or any Group Company has become a PFIC, or that there is a likelihood of the Company or any Group Company being classified as a PFIC for any taxable year, the Company shall promptly notify the Investors of such status or risk, as the case may be, in each case no later than forty-five (45) days following the end of the Company’s taxable year. In connection with a “Qualified Electing Fund” election (a “QEF Election”) made by any Investor pursuant to Section 1295 of the Code or a “Protective Statement” filed by an Investor pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide such Investor with annual financial information in the form to the satisfaction of such Investor as soon as reasonably practicable following the end of each taxable year of such Investor (but in no event later than forty-five (45) days following the end of each such taxable year), and shall, upon the request in writing by such Investor, provide such Investor with access to such other information, as is in the Company’s possession and reasonably available, as may be required for purposes of filing U.S. federal income tax returns in connection with such QEF Election or Protective Statement. In the event that it is determined by the Company’s or such Investor’s tax advisors that the control documents in place between one or more of the Company’s wholly owned subsidiaries and/or the Company, on the one hand, and any of the Group Companies organized in the PRC that is not a wholly foreign owned enterprise, on the other hand, does not allow the Company to look through the Group Companies to their assets and income for purposes of the PFIC rules and regulations under the Code, the Company shall use its best efforts to take such actions as are reasonably necessary or advisable, including the amendment of such control documents, to qualify for such look-through treatment of the Group Companies under the PFIC rules and regulations under the Code.

11.6 Tax Election. No entity classification elections for U.S. federal income tax purposes shall be made for any Group Company without the consent of SBVA. At the request of SBVA, any Group Company other than the Company shall (and the Company shall procure that any such Group Company shall) file an entity classification election on IRS Form 8832 to be treated as a disregarded entity, partnership or corporation for U.S. federal income tax purposes, as directed by SBVA. The Company shall at all times be treated as a corporation for U.S. federal income tax purposes and shall not file any election, or take any action, to be treated as other than a corporation for U.S. federal income tax purposes without the consent of SBVA.

11.7 Qualified Public Offering. Notwithstanding any other provision of this Agreement, in the event that the Company intends to undertake a Qualified Public Offering, then upon reasonable request by the Company, the Investors shall (i) approve the Company’s Qualified Public Offering (including pursuant to Section 7(xxiii) of this Agreement or the Memorandum and Articles for matters in connection with or in furtherance of such Qualified Public Offering) and use their commercially reasonable efforts to cooperate with the Company in the process of such Qualified Public Offering to the extent required for such Qualified Public Offering and within their respective power; and (ii) agree on the implementation by the Company of dual-class voting structure on a reasonable basis and in accordance with the market practice such that the class of shares held by the management team shall carry super voting rights.

11.8 Restricted Persons. Notwithstanding any other provision to the contrary under this Agreement, for so long as Alibaba does not sell, transfer or dispose of such number of Shares that would cause Alibaba no longer holds at least two point five percent (2.5%) of the Shares in aggregate on a fully diluted and as-converted basis (the “Alibaba Ownership Condition”), without the prior written consent of Alibaba: (i) each Group Company shall not propose or conduct any issuance of Equity Securities to the competitors of Alibaba as listed in Exhibit F attached hereto, and any other entities Controlled by such competitors (collectively, the “Alibaba Competitors” and each, an “Alibaba Competitor”); and (ii) none of the existing shareholders of any Group Company may transfer or sell any Equity Securities of such Group Company to any Alibaba Competitor. For the purpose of this Agreement, “Equity Securities” shall mean with respect to any person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing. The provisions of this Section 11.8 shall terminate upon a Qualified Public Offering.

12. GENERAL PROVISIONS.

12.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile at the number set forth in Exhibit C hereto; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit C; or (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit C with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12.1 by giving the other party written notice of the new address in the manner set forth above.

12.2 Entire Agreement. This Agreement and each other Transaction Document, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof, except for the agreement dated January 6, 2021 by and among the Company and Broad Street Equity Investments Europe Ltd, which shall remain in full force and effect. Capitalized terms which are not defined hereinto shall have the same meaning as such in the Series D-2 Share Purchase Agreement. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Existing Shareholders Agreement, which shall be null and void and have no further force or effect whatsoever as of the date of this Agreement. The parties hereto hereby irrevocably waive any and all rights that they may have against any other party under the Existing Shareholders Agreement.

12.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Hong Kong without giving effect to any choice of law provisions.

12.4 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transaction contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most closely effects the parties’ intent in entering into this Agreement.

12.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

12.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties. Subject to Section 5.1, this Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the Investors and the Company; provided that each Investor may assign its rights and obligations to its Affiliate without the consent of the other Parties under this Agreement.

12.7 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

12.8 Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

12.9 Adjustments for Share Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend (calculated on an as-converted basis).

12.10 Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

12.11 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall control. The parties hereto agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Memorandum and Articles to the fullest extend permissible by law so as to eliminate such inconsistency.

12.12 Dispute Resolution. All disputes and controversies arising out of or in connection with this Agreement shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Center under the Hong Kong International Arbitration Center Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration (as defined by the Rules) is submitted in accordance with the Rules. The arbitration tribunal shall consist of one (1) arbitrator to be appointed according to the Rules. The language of the arbitration shall be English.

12.13 New Shareholder. Notwithstanding any other provision of this Agreement, any new shareholder of the Company who is not already a party to this Agreement shall, not later than the time it becomes a shareholder of the Company, become a party to this Agreement and the related Transaction Documents, and have the rights and obligations hereunder and thereunder, by executing and delivering to the Company and other shareholders of the Company such an executed deed of adherence to this Agreement and all the related Transaction Documents, each such new shareholder shall then be bound by this Agreement, and shall adhere to and be bound by all the duties, burdens and obligations of a shareholder holding the same class of shares as the shares imposed pursuant to the provisions of this Agreement, the Memorandum and Articles and all documents expressed in writing to be supplemental or ancillary thereto as if the new shareholder had been an original party to this Agreement since the date hereof.

12.14 Effective Date. This Agreement should only take effect and become binding on and enforceable against the parties hereto subject to and upon the Closing under the Series D-2 Purchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

GROUP COMPANIES

Smart Share Global Limited

By:	/s/ Cai Guangyuan
Name: Cai Guangyuan (蔡光渊)
Title: Director

Smart Share International Limited

By:	/s/ Cai Guangyuan
Name: Cai Guangyuan (蔡光渊)
Title: Director

Zhixiang Technology (Shanghai) Co., Ltd.
(挚享科技(上海)有限公司)

By:	/s/ Cai Guangyuan
Name: Cai Guangyuan (蔡光渊)
Title: Legal Representative

Shanghai Zhixiang Technology Co., Ltd.
(上海挚想科技有限公司)

By:	/s/ Cai Guangyuan
Name: Cai Guangyuan (蔡光渊)
Title: Legal Representative

Zhicheng Technology (Shanghai) Co. Ltd.
(挚成科技(上海)有限公司)

By:	/s/ Cai Guangyuan
Name: Cai Guangyuan (蔡光渊)
Title: Legal Representative

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

FOUNDERS

/s/ Cai Guangyuan
Cai Guangyuan (蔡光渊)

/s/ Xu Peifeng
Xu Peifeng(徐培峰)

/s/ Zhang Yaoyu
Zhang Yaoyu (张耀榆)

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

THE FOUNDER HOLDCO

Smart Share Holdings Limited

By:	/s/ Cai Guangyuan
Name: Cai Guangyuan (蔡光渊)
Title: Director

THE EMPLOYEE HOLDCO

Smart Share Brothers Holding Limited

By:	/s/ Cai Guangyuan
Name: Cai Guangyuan (蔡光渊)
Title: Director

THE ESOP HOLDCO

Smart Share CGY Holding Limited

By:	/s/ Cai Guangyuan
Name: Cai Guangyuan (蔡光渊)
Title: Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

SHUNWEI ANGELS III LIMITED

SIGNED by	/s/ Koh Tuck Lye
Name: Koh Tuck Lye
Title: Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

PEOPLE BETTER LIMITED

SIGNED by	/s/ Shou Zi Chew
Name: Shou Zi Chew
Title: Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

ZMI (HONGKONG) INTERNATIONAL COMPANY LIMITED

SIGNED by	/s/ Zhang Feng
Name: Zhang Feng
Title: Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

Crystal Stream Fund II, L.P.
By: Crystal Stream Capital Management Limited, its general partner

SIGNED by	/s/ Mengqiu Wang
Name: Mengqiu Wang
Title: Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

HH RSV-XXII Holdings Limited

SIGNED by	/s/ Colm O’Connell
Name: Colm O’Connell
Title: Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

BRV Aster Fund II, L.P.

By: BRV Aster Partners II, L.P.
Its: General Partner

By: BRV Aster Partners II Limited
Its: General Partner

By:	/s/ Lim Hock Beng
Authorized Signatory
Name: Lim Hock Beng

Address for Notices:

************

With a copy to:

************

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

SKY9 CAPITAL FUND III, L.P.

By: Sky9 Capital Fund III GP Ltd.,
its general partner

By:	/s/ Ronald Cao
Name: Ronald Cao
Title: Director

SKY9 CAPITAL MVP FUND, L.P.

By: Sky9 Capital MVP GP Ltd,
its general partner

By:	/s/ Ronald Cao
Name: Ronald Cao
Title: Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

Beautyworks Investment Limited

SIGNED by	/s/ Wong Kok Wai
Name: Wong Kok Wai
Title: Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

Wuhan Eagle Innovative Investment Center (Limited Partnership)
(武汉老鹰创新投资中心(有限合伙))

SIGNED by	/s/ Liu Xiaoying
Name: Liu Xiaoying
Title: Authorized representative

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

LOFTY TECH LIMITED

SIGNED by	/s/ Gan Jiawei
Name: Gan Jiawei
Title: Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

China Ventures Fund I Pte. Ltd.

SIGNED by	/s/ Lawrence Lin
Name: Lawrence Lin
Title: Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS:

BOCI Financial Products Limited

SIGNED by	/s/ Wang Lixin
Name: Wang Lixin
Title: Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS:

BEST ELITE INVESTMENT LIMITED

SIGNED by	/s/ Li Yuen Mei Emmy
Name: Li Yuen Mei Emmy
Title: Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS:

BROAD STREET EQUITY INVESTMENT EUROPE LTD

SIGNED by	/s/ Natalie Ross
Name: Natalie Ross
Title: Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS:

CMC Moonlight Holdings Limited

SIGNED by	/s/ CHEN Xian
Name: CHEN Xian
Title: Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

CGI X Investments

SIGNED by	/s/ Kshitish Ballah
Name: Kshitish Ballah
Title: Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

INVESTORS

Taobao China Holding Limited

SIGNED by	/s/ Yi Zhang
Name: Yi Zhang
Title: Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

LIST OF EXHIBITS

Exhibit A                                                  Schedule of Founders

Exhibit B-1                                  Schedule of Series Seed Investors

Exhibit B-2                                  Schedule of Series A Investors

Exhibit B-3                                  Schedule of Series A-1 Investors

Exhibit B-4                                  Schedule of Series B Investors

Exhibit B-5                                  Schedule of Series C Investors

Exhibit B-6                                  Schedule of Series D-1 Investors

Exhibit B-7                                  Schedule of Series D-2 Investors

Exhibit C                                                  Notices

Exhibit D                                                  List of Company Competitors

Exhibit E                                                   The Alibaba Logos

Exhibit F                                                    Restricted Person

EXHIBIT A

Schedule of Founders

EXHIBIT B-1

Schedule of the Series Seed Investors

EXHIBIT B-2

Schedule of the Series A Investors

EXHIBIT B-3

Schedule of the Series A-1 Investors

EXHIBIT B-4

Schedule of the Series B Investors

EXHIBIT B-5

Schedule of the Series C Investors

EXHIBIT B-6

Schedule of the Series D-1 Investors

EXHIBIT B-7

Schedule of the Series D-2 Investor

EXHIBIT C

Notices

EXHIBIT D

List of Company Competitors

EXHIBIT E

The Alibaba Logos

EXHIBIT F

Restricted Persons